SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: May 24, 2001

(Date of earliest event reported)

MAINE PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Maine

(State or other jurisdiction of

incorporation or organization)

1-3429

(Commission File No.)

01-0113635

(I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of principal executive offices) (Zip code)

Registrant's telephone number: 207-768-5811

Maine Public Service Company

Item 5. Other Events.

On May 24, 2001, the Maine Public Utilities Commission (MPUC) issued an Order authorizing a comprehensive settlement of a potential contract dispute between Energy Atlantic, LLC (EA) and Engage Energy America LLC (Engage). EA, a wholly-owned subsidiary of Maine Public Service Company (the Company), provides standard offer service (SOS) and competitive energy supply (CES) at designated prices to retail customers in Maine. Engage supplies all power for these commitments under a Wholesale Power Sales Agreement with EA, as amended and supplemented from time to time (the Wholesale Agreement).

As previously reported, Engage was asserting that it had grounds to renegotiate or terminate its obligations to supply power under the Wholesale Agreement. Termination would have had a material adverse impact on EA's ability to meet its financial obligations, including its obligations as SOS provider for approximately 525,000 residential and small non-residential customers in the service territory of Central Maine Power Company (CMP).

In connection with the MPUC Order, EA, Engage, CMP, and other parties have entered into a comprehensive settlement which includes the following:

(i) Engage will continue to supply EA with all energy required to perform outstanding retail contracts and the SOS commitments.

(ii) Engage and EA will release one another from any and all liabilities arising on or before May 24, 2001.

(iii) EA will no longer be required to purchase power exclusively from Engage.

(iv) The Wholesale Agreement will not permit termination by EA or Engage except upon the willful misconduct of either party.

(v) Frontier Insurance Company (Frontier) will be released from any and all liability under the bond it previously issued to secure EA's performance as SOS provider, and Frontier will release EA and the Company from any and all claims for indemnification, subrogation or contribution under the Bonds and associated indemnification agreement.

(vi) Coastal Corporation (a former affiliate of Engage) will be released from its prior guarantee of performance by Engage.

(vii) Engage will receive $8 million over the remaining term of the Wholesale Power Agreement (i.e. through February 28, 2002), allocated as follows: a $4.5 million offset from amounts Engage was otherwise obligated to pay to CMP for entitlements; $2.5 million of payments from EA; and a $1 million payment from Frontier.

Maine Public Service Company

The MPUC Order authorizes arrangements by which CMP will be allowed to recover $4.5 million from ratepayers. The Order also waives the statutory requirement that EA provide a performance bond, and accepts a guarantee of Engage's performance by its parent company (Westcoast Energy, Inc.).

The Order is subject to a statutory 30-day appeal period. Upon expiration of this period, the Order (and the related settlement arrangements) would become effective.

As a result of this settlement, EA expects to recognize a charge against second quarter 2001 earnings (after-tax) of approximately $1 million.

Item 6. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Order, dated May 24, 2001, of the Maine Public Utilities Commission, authorizing amendments to Entitlement Agreements and granting waiver

99.2 Fourth Amendment to Wholesale Power Agreement between Energy Atlantic, LLC and Engage Energy America LLC.

Maine Public Service Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE PUBLIC SERVICE COMPANY

Date: May 29, 2001 By: /s/ Larry E. LaPlante

Larry E. LaPlante, Vice President,

Treasurer and Chief Financial Officer

Exhibit 99.1

STATE OF MAINE May 24, 2001

PUBLIC UTILITIES COMMISSION

ORDER AUTHORIZING AMENDMENTS TO

ENTITLEMENT

AGREEMENTS AND

GRANTING WAIVER

Docket No. 99-764

CENTRAL MAINE POWER COMPANY

Selection of Winning Bidders for Sale of

Electric Capacity and Energy Pursuant to

35-A M.R.S.A. s.3204(4) and Chapter 307

of the Commission's Rules and Regulations

Docket No. 99-111

MAINE PUBLIC UTILITIES COMMISSION

Standard Offer Bidding Procedure

WELCH, Chairman; NUGENT and DIAMOND, Commissioners

I. SUMMARY

Through this Order, we authorize Central Maine Power Company (CMP) to amend its Entitlement Agreements with Engage Energy America LLC (Engage) as part of a comprehensive settlement of a contract dispute between Energy Atlantic, LLC (EA), the standard offer provider for CMP's residential and small non-residential class, and Engage, EA's wholesale supplier. The contract dispute threatened the sustainability of the current $0.04089/kWh standard offer price for the small class, potentially exposing CMP customers to cost increases for the standard offer period ending February 28, 2002 in the range of $100 to $150 million. The comprehensive settlement, among other things, provides assurance that the $0.04089/kWh standard offer price will be maintained through the remainder of the standard offer term (February 28, 2002). As part of the terms of settlement, Engage will be permitted to reduce its payments for CMP's

Entitlements by $4.5 million in the form of an offset to Engage's last payment for the Entitlements. CMP will be permitted to recover this amount from ratepayers as a reduction in the Asset Sale Gain Account. EA and Frontier Insurance Company (Frontier) will also make payments to Engage to settle the matter in the amounts of $2.5 million and $1 million, respectively. Finally, we grant EA a waiver of the financial capability requirement in our standard offer rule (Chapter 301), because the terms of settlement provide alternative security of equivalent value.

II. BACKGROUND

During the Fall of 1999, the Commission, pursuant to 35-A M.R.S.A. s. 3212 and Chapter 301 of its rules, conducted its first bid process to choose standard offer providers for those customers throughout the State that do not choose a competitive

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Docket No. 99-111

provider. At approximately the same time, CMP was conducting a bid process to sell the Entitlements to energy and capacity from its undivested generation assets and contracts, as required by 35-A M.R.S.A. s.3204(4) and Chapter 307 of the Commission's rules. During the course of bidding, the Commission received a bid from EA to provide standard offer service to CMP's small class for either a 1- or 2-year period at $0.04089/kWh. This bid was made contingent upon acceptance of a companion proposal made by Engage's predecessor in interest (Engage Energy US, L.P.) to purchase the CMP Entitlements. In an Order issued December 3, 1999, the Commission accepted EA's 2-year bid. Order Designating Standard Offer Provider and Rejecting Certain Bids, Docket No. 99-111 (Dec. 3, 1999). On the same day, the Commission issued an Order in Docket No. 99-764 directing CMP to execute Entitlement Agreements with Engage, consistent with the EA/Engage combined proposal. Order, Docket No. 99-764 (Dec. 3, 1999). On December 9, 1999, EA and Engage executed a Wholesale Power Sales Agreement, which with its Addendum and amendments (collectively, Wholesale Agreement) governs the terms under which Engage would sell to EA the power necessary to fulfill EA's obligation as the standard offer provider.

In February, 2001, the Commission was informed of the existence of a contract dispute between EA and Engage regarding their Wholesale Agreement. This dispute threatened to disrupt the Wholesale Agreement and thus the power supply that enables EA to provide standard offer service at the $0.04089/kWh rate. The Commission carefully examined the merits of the contract dispute and analyzed potential outcomes and their cost consequences for CMP ratepayers if the matter went to litigation. This analysis indicated that, under certain scenarios, ratepayers would be exposed to substantial increases in electricity costs, primarily because current market prices for electricity are approximately double the existing standard offer rate. Any disruption in EA's wholesale supply, therefore, would likely render it unable to continue to provide standard offer at the $0.04089/kWh price. Additionally, neither the Commission nor CMP could acquire supply at a price that would enable it to maintain the current standard offer rate. The problem is exacerbated by arguable contractual uncertainty concerning the sale of CMP entitlements to Engage. Under one construction of the various contracts, EA would be unable to continue to provide standard offer service (as a result of a termination of its Wholesale Agreement with Engage), while Engage would maintain its right to purchase the CMP

Entitlements. Under this construction, the increase in cost to ratepayers for standard offer service through the remainder of the current term (February 28, 2002) could be in the range of $100 to $150 million.[1]

Because of the potential for substantial harm to ratepayers, the Commission agreed to have its staff participate in discussions to resolve the matter. These

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Docket No. 99-111

discussions included representatives of EA, Engage and Frontier. Additionally, the Public Advocate was briefed on a regular basis as to the nature and substance of the discussions.

The discussions have produced a settlement among the parties that resolves all matters under dispute. The settlement consists of amendments to the Wholesale Agreement, amendments to the Entitlement Agreements, and various releases among the parties. The settlement involves concessions by all affected parties, including CMP's ratepayers. The primary provisions of the settlement are as follows:

- EA will continue to provide standard offer service for the remainder of the term at the current price of $0.04089/kWh;

- Engage will continue to provide wholesale supply to EA for standard offer service for the remainder of the term at the previously agreed upon price;

- The Wholesale Agreement between EA and Engage will be amended to provide assurance that any future contract disputes will not jeopardize EA's continued provision of standard offer service at $0.04089/kWh;

- Engage will receive value totaling $8 million ($4.5 million from CMP, $2.5 million from EA, and $1 million from Frontier);

- In the event EA ceases to be the standard offer provider, Engage will provide wholesale standard offer supply to CMP on the same terms as it currently does to EA;[2]

- The power from CMP's Entitlements will be linked to the provision of standard offer service for the remainder of the term regardless of future contract disputes;

- Frontier will be released from future obligations to secure EA's performance as standard offer provider; and

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Docket No. 99-111

- Engage will provide a corporate guarantee of approximately $33 million to secure its obligations to provide wholesale supply for standard offer service.

The Public Advocate has indicated his general support for the settlement as a reasonable resolution of the difficult issues raised by the contract dispute.

Because the settlement involves a ratepayer contribution through a reduction in Engage's payments for CMP's Entitlements, we reopen Docket No. 99-764 as a vehicle to allow us to review the settlement to determine whether it is reasonable under the circumstances and in the public interest. We also reopen Docket No. 99-111 to consider a waiver of EA's security requirement under our standard offer rule (Chapter 301).

III. DISCUSSION AND DECISION

As stated above, the contract dispute between EA and Engage has the potential to result in substantial ratepayer harm. The harm could be as great as $100 to $150 million under current market conditions. The ratepayer contribution of $4.5 million under the settlement serves to maintain the extremely attractive current standard offer rate through the remainder of the term and avoids the risk of $100 to $150 million in additional supply costs. The ratepayer contribution will be in the form of an offset to Engage's final payment for the Entitlements; this represents an approximate 2.3% reduction in the total payments Engage would otherwise have made for the Entitlements. Based on our assessment of the magnitude and probability of ratepayer harm, we conclude that a reduction in Entitlement payments of $4.5 million is a reasonable accommodation under the circumstances and that the settlement in general is in the public interest. This conclusion is based in part on our view that it would be extremely unlikely that this matter could be settled in a manner that protects ratepayer interests without a ratepayer contribution of the magnitude approved in this Order.

Accordingly, we authorize CMP to amend its Entitlement Agreements with Engage to provide for a $4.5 million offset to the last payment from Engage to CMP and to make other changes consistent with the settlement. CMP may recover the reduced payment through an adjustment to its Asset Sale Gain Account.

The settlement releases Frontier from any further obligations to secure EA's provision of standard offer service. Section 3(A)(2) of Chapter 301 requires standard offer providers to secure their performance through a bond, letter of credit or corporate guarantee. However, the settlement requires Engage to provide a corporate guarantee from its parent company, Westcoast

Energy, Inc., that complies in all material respects with the requirements of our rule, including the required amount of security ($32,915,000). Section 10 of Chapter 301 allows the Commission to waive, where good cause exists, any requirements of the rule, provided that such action would not be inconsistent with the purposes of the Chapter. We conclude that the corporate guarantee to be provided by Engage under the terms of the settlement will provide

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Docket No. 99-111

security equivalent to that required by our rule and, therefore, good cause exists to waive the requirement of Chapter 301(3)(A)(2) that EA provide security in connection with its provision of standard offer service.

To conclude, we find that the settlement provides a fair resolution of a complicated set of contractual issues that could have resulted in substantial and costly litigation, and jeopardized the extremely attractive standard offer price that now exists for CMP's residential and small non-residential customers. Accordingly, we consider the settlement to be in the public interest and to constitute a final resolution of the matter.[3]

Dated at Augusta, Maine, this 24th day of May, 2001.

BY ORDER OF THE COMMISSION

/s/ Dennis L. Keschl

Dennis L. Keschl

Administrative Director

COMMISSIONERS VOTING FOR: Welch

Nugent

Diamond

[1] Pursuant to Commission rules, EA did provide a bond issued by Frontier to secure its standard offer obligations; however, the bond is in an amount of approximately $33 million, which is inadequate to cover the cost of replacement standard offer power.

[2] The only circumstance in which Engage would be relieved from its obligation to provide wholesale standard offer supply is in the unlikely event that the

Commission designates a replacement retail provider other than CMP. Regardless of the identity of the replacement retail provider, we would require the replacement provider to distribute to EA certain amounts EA would have received if the Wholesale Agreement had been fully implemented. EA's continued receipt of such distributions is an integral part of the settlement in that it is necessary for EA to fulfill its payment obligations under the settlement.

[3] We will, therefore, not take any action or commence any proceeding with respect to past conduct related to the EA/Engage contract dispute.

Exhibit 99.2

FOURTH AMENDMENT TO

WHOLESALE POWER SALES AGREEMENT

This Fourth Amendment to Wholesale Power Sales Agreement ("Fourth Amendment") is entered into effective as of _________, 2001 by and between Energy Atlantic, LLC ("Atlantic"), a Maine limited liability company, and Engage Energy America LLC (successor in interest to Engage Energy US, L.P.), a Delaware limited liability company ("Engage"). Atlantic and Engage are sometimes each referred to as a "Party" or collectively as "Parties."

W I T N E S S E T H:

WHEREAS, Atlantic and Engage Energy US, L.P. entered into a Wholesale Power Sales Agreement dated as of December 9, 1999 ("the Agreement"); and

WHEREAS, Atlantic and Engage Energy US, L.P. also entered into an Addendum to the Wholesale Power Sales Agreement dated December 14, 1999 (the "First Amendment"); and

WHEREAS, Atlantic and Engage Energy US, L.P. also entered into an Amendment to the Wholesale Power Sales Agreement dated March 10, 2000 (the "Second Amendment"); and

WHEREAS, Atlantic and Engage Energy US, L.P. also entered into an Amendment to the Wholesale Power Sales Agreement dated August 1, 2000 (the "Third Amendment"); and

WHEREAS, the Parties now desire to amend the Agreement and reflect various changes to which the Parties have agreed; and

WHEREAS, Engage Energy US, L.P. subsequently assigned all its rights and obligations under the Agreement to Engage;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the Parties agree as follows:

1. In Article 1, delete the definition of "Retail Sales" and replace with the following:

"Retail Sales" means those sales of electric energy, capacity and Ancillary Services from Atlantic to the retail customers that are identified in the Addendum and Confirmation Letters described in Schedule 2.1 attached hereto and subject to the terms and conditions set forth in such Addendum and Confirmation Letters.

2. In Article 1, delete the definition of "Standard Offer Service" and replace with the following:

"Standard Offer Service" means the standard offer service to CMP's residential and small non-residential class for the period from March 1, 2000 through February 28, 2002.

3. In Article 1 add the following definition:

"Standard Offer Service Provider" means the retail provider of the Standard Offer Service as determined by the Maine Public Utilities Commission.

4. Change the title of Article 2 from "EXCLUSIVITY" to "SALES."

5. Delete Section 2.1 in its entirety and replace it with the following:

2.1 Sales. Engage agrees that it will supply Atlantic all its electric energy requirements (including, without limitation, its requirements for energy, capacity, and Ancillary Services) for the Retail Sales. Nothing in this Agreement shall prevent Atlantic from purchasing energy from a supplier other than Engage for any retail sales other than the Retail Sales. Atlantic shall pay Engage as provided in this Agreement for such electric energy requirements supplied by Engage. In the event Atlantic obtains any of its electric energy requirements from someone other than Engage, Atlantic shall take all necessary action to segregate any such load or electric energy requirements from the Engage account at the New England Independent Systems Operator ("NE-ISO") and shall hold Engage harmless from any claims or costs, including reasonable attorneys fees, resulting from any such third party purchases.

6. Delete the last sentence of Section 2.3.

7. Delete Section 3.1 in its entirety and replace it with the following:

Section 3.1 Intentionally Omitted.

8. Delete Section 3.2 in its entirety and replace with the following:

3.2 Pledge of Receivables. Atlantic shall issue a Pledge and grant to Engage a security interest in (i) its cash; and (ii) all of its receivables. The priority of Engage's security interest with respect to such collateral shall be first, except to the extent such collateral arises out of sales of electric energy other than the Retail Sales, in which case Engage's security interest shall be third, as more particularly set forth in the Security Agreement dated December 9, 1999, as amended, between Atlantic and Engage (the "Security Agreement"). Such security interests shall secure the payment of the Transfer Price and performance of Atlantic's obligations under Article 7 of this Agreement and any other payments due Engage from Atlantic under this Agreement and the Escrow and Pledge Agreement among Atlantic, Engage, Fleet National Bank and State Street Bank & Trust Company (as Escrow Agent). Such security interests shall be evidenced by the Security Agreement and the Escrow and Pledge Agreement and such other documents associated therewith that may be necessary for Engage to perfect such security interest and to reflect such relative priorities. Nothing herein shall be construed so as to create any obligations on the part of Atlantic's parent company in favor of Engage.

9. Delete Section 4.1(a) through (e) and replace with the following:

Section 4.1 (a) New Transactions. Engage and Atlantic shall not enter into any new Transactions between them other than pursuant to the terms of a Confirmation Letter executed by both parties.

10. Redesignate Section 4.1(f) as Section 4.1(b).

11. Section 4.4 shall be deleted in its entirety with respect to any Retail Sales occurring after October 31, 2000. Distributions made for Retail Sales through October 31, 2000 shall be adjusted based on the formulas set forth in Section 4.4, as amended by the Third Amendment to the Wholesale Power Sales Agreement, utilizing those forecasts actually submitted by Atlantic for the relevant time periods. Distributions made for Retail Sales occurring after October 31, 2000 will be made without taking into consideration the effects of Underforecasting Errors or Overforecasting Errors; provided however, Atlantic shall continue to provide Engage with daily load forecasts of its anticipated existing Standard Offer Service and non-standard offer service Transactions electric energy requirements; provided however, that Atlantic shall have no liability for inaccuracies in such forecasts. For all periods, both before and after October 31, 2000, Distributions shall be (i) as corrected for pricing and quantity changes, if any, by the ISO New England for the relevant periods consistent with the Parties' current practices; and (ii) adjusted, if necessary, as determined by audits of the books of account evidencing the deposits to and distributions from the Escrow Account as described in Section 2 of the February 15, 2000 Escrow and Pledge Agreement among Atlantic, Engage and State Street Bank & Trust Company performed by Engage and reviewed by Atlantic.

12. Delete Section 4.9 in its entirety and replace with the following:

4.9 Failure to Deliver. Unless excused by Force Majeure or otherwise agreed to pursuant to a Confirmation Letter, if Engage fails to provide or deliver all or part of the Electric Supply pursuant to the terms of any Transaction, Atlantic shall be entitled to Interruption Damages from Engage. Atlantic's Interruption Damages shall equal an amount for each unit of the deficiency equal to the positive difference, if any, obtained by subtracting the Transfer Price from the Replacement Price. The Replacement Price shall equal (i) the price at which Atlantic, acting in a commercially reasonable manner, purchases substitute Electric Supply not provided or delivered by Engage or, absent such a purchase, the market price for such quantity had it been delivered to the Delivery Point as determined by Atlantic in a commercially reasonable manner, and (ii) any resulting costs, expenses, penalties, demands or similar charges incurred or borne by Atlantic on account of Engage's failure to provide or deliver.

13. Delete Section 5.1 in its entirety and replace with the following:

5.1 Termination. No termination of this Agreement shall be allowed prior to February 28, 2002 by either Party except in the event of a material breach of this Agreement resulting from the willful misconduct of the breaching Party; provided, however, that the Standard Offer Service Transaction shall terminate in the event Atlantic ceases to be the Standard Offer Service Provider.

14. With respect to non-Standard Offer Service, delete the last sentence of Section 5.3 and replace with the following: "Failure to cure the effect of such an unduly burdensome change shall not provide the burdened party with the right to terminate this Agreement."

With respect to Standard Offer Service, delete Section 5.3 in its entirety.

15. Delete Section 5.4 in its entirety and replace it with the following:

Section 5.4 Intentionally Omitted.

16. Delete Section 6.1.1(b) in its entirety and replace it with the following:

Section 6.1.1(b) Intentionally Omitted.

17. Delete Section 6.1.2(a) in its entirety and replace it with the following:

Engage shall have received, by December 15, 1999, an affirmative vote of its Board of Directors, or equivalent body, to the extent required to be bound by this Agreement, for which such approval the board(s) reserves absolute discretion.

18. In Section 7.2(i) delete "The Transfer Price shall also include any sums due Engage pursuant to Section 4.4." and replace with the following:

The Transfer Price shall also include any sums due Engage pursuant to Section 4.4 with respect to any periods on or before October 31, 2000.

19. Delete Section 7.2(ii)(a) in its entirety and replace it with the following:

(a) Load-based charges by the applicable Bulk Power Administrator and the annual FERC load based assessment. As a matter of clarification, charges based on ISO-NE Schedules 2 and 3 are load-based charges;

20. Delete Section 7.2(ii)(b) for Retail Sales occurring after October 31, 2000.

21. Delete Section 7.4 in its entirety and replace it with the following:

7.4 Portfolio Supply Charge. The Portfolio Supply Charge of one dollar per MWh specified in Section 7.2 (i)(d) shall remain in effect through the term of this Agreement.

22. Insert a new Section 7.10 as follows:

7.10 Additional Payments. In consideration for the amendments to the Agreement reflected in this Fourth Amendment, Atlantic agrees to pay Engage the sum of $2,500,000.00. Such sum, reflects a current obligation and does not constitute an "antecedent debt" as defined in the U.S. Bankruptcy Code, Title 11 U.S.C., and applicable case law, which shall be paid as follows:

Atlantic shall pay Engage $100,000.00 per month for ten (10) months commencing with the distribution made in June 2001. Such payments shall be in the form of offsets to the amounts to be distributed to Atlantic in category "FOURTH" of Section 4.2(c) of the Escrow and Pledge Agreement entered into by and between Engage, Atlantic and State Street Bank and Trust Company dated February 15, 2000, as amended (the "Escrow Agreement") to the extent such funds are available. In the event that the balance to be distributed under category "FOURTH" is insufficient to fund the monthly payment from Atlantic to Engage, Atlantic shall pay such deficiency directly to Engage within ten (10) days of the date of the category FOURTH distribution.

Atlantic shall make a final payment to Engage in the amount of $1,500,000.00 to be paid in the form of an addition to the amounts to be distributed to Engage under category "SECOND" of Section 4.2(c) of the Escrow Agreement from the distribution made in April 2002. In the event that the balance to be distributed under category "SECOND" is insufficient to fund the final payment from Atlantic to Engage, Atlantic shall pay such deficiency directly to Engage within ten (10) days following the distribution made in April 2002.

23. Insert a new Section 7.11 as follows:

7.11 Continuing Payments. In the event that during the term of this Agreement, Atlantic ceases to be the Standard Offer Service Provider, the monthly distributions of payments to Atlantic shall continue in accordance with the terms of this Agreement and the Escrow Agreement, except that the following shall be treated as Escrow Agreement Section 4.2(c) category THIRD expenses to be paid to the replacement Standard Offer Service Provider: (a) expenses in an amount equal to the amount Atlantic would have paid to Central Maine Power Company ("CMP") under the existing billing arrangement between Atlantic and CMP pursuant to Section 13 of the

Standard Offer Provider Standard Service Agreement, dated December 16, 1999 if Atlantic had continued as Standard Offer Service Provider; and (b) any other reasonable and actual incremental costs incurred by the replacement Standard Offer Service Provider solely as a result of its new role as Standard Offer Service Provider.

24. Add the following sentence to the end of Section 8.2:

Notwithstanding the foregoing, in the event of any failure of Engage to provide wholesale energy to supply Standard Offer Service, Atlantic shall have the right to seek specific performance with respect to supply of wholesale energy to supply Standard Offer Service.

25. Delete Section 10.2 in its entirety and replace with the following:

10.2 Arbitration. If the Parties do not reach a mutually agreeable resolution of the dispute within twenty (20) days of the matter being referred to them, then the matter shall be submitted to arbitration by one arbitrator, who has not been previously employed by either Party, and does not have a direct or indirect interest in either Party or the subject matter of the arbitration. Such arbitrator shall be mutually agreed to by the Parties within twenty (20) days after written notice from either Party requesting arbitration, or failing agreement, shall be selected under the Expedited Rules of the American Arbitration Association ("AAA"). Such arbitrator shall be experienced in law, accounting, energy trading, or other appropriate expertise familiar with the nature of the dispute. Such arbitration shall be held in New York, New York. The Commercial Rules of the AAA shall apply to the extent not inconsistent with the rules herein specified. The Parties shall equally divide the costs of the arbitrator and the hearing, and each Party shall be responsible for its own expenses and those of its counsel and representatives. Evidence concerning the financial position or organizational make-up of the Parties, any offer made or the terms of any negotiation prior to the arbitration and the cost to the Parties of their representatives and counsel shall not be admissible. The award rendered by the arbitrator shall be final subject only to the grounds for vacating an award as set forth in 14 M.R.S.A Section 5938. Judgment may be entered upon the award in accordance with the applicable laws in any court having jurisdiction thereof.

26. Section 12.6. Change Engage's address to the following:

Engage:

Engage Energy America LLC

3000 Town Center, Suite 2800

Southfield, Michigan 48075

Attn: Contract Administration

Fax No.: (248) 304-3243

27. In the First Amendment delete Section 2(b)(iii) in its entirety and replace with the following:

An allowance for the amounts actually offset by CMP for the Information Disclosure Labels; and

28. For Retail Sales occurring after October 31, 2000, in the Third Amendment delete paragraph 1 regarding Section 4.4(c) and 4.4(d) in its entirety.

29. In the Third Amendment delete the second paragraph numbered "1"(sic) which begins "The following sentence shall be added at the end of Section 7.2" and replace in its entirety with the following:

1. The following sentence shall be added at the end of Section 7.2:

The Parties acknowledge and agree that Central Maine Power Company ("CMP") in its capacity as a billing and collection agent for Atlantic, shall offset amounts due CMP from Atlantic for (a) Standard Offer billing and collection charges, (b) Information Disclosure Label charges; and (c) a charge to reflect the change in payment terms made effective in August, 2000 which will be calculated by utilizing a discount factor of $0.335% (the "Discount Charge"). The Standard Offer billing and collection charges and the Information Disclosure Charges will be treated as Direct Incremental Costs. The Discount Charge, on the other hand, will be deducted from Atlantic's allocation of Net Margin. In addition, costs for Ancillary Services in Northern Maine which are paid by Atlantic shall be distributed from the Escrow Account in the priority as set forth on the Distribution Request form that is attached as Exhibit 4.2 to the Parties' Escrow and Pledge Agreement, as amended.

30. Except as expressly varied by this Amendment, all terms, conditions, representations and covenants of the Agreement as amended shall remain in full force and effect.

31. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.

32. This Amendment represents the entire agreement and understanding of the parties with respect to the subject matter, and supercedes all prior agreement and understandings with respect to the subject matter.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in duplicate originals and effective as of ____________, 2001.

ENGAGE ENERGY AMERICA LLC ENERGY ATLANTIC, LLC

__________________________ _______________________________

By: Mark Stiers By: Maine Public Service Company

Title: President Its: Managing Member

By: Stephen A. Johnson

Title: Vice President and General

Counsel

Schedule 2.1

Transactions in Place as of March 31, 2001

Addendum dated effective December 14, 1999 re: Standard Offer Service to Central Maine Power Company's Residential and Small Non-Residential Customer Class.

Executed Confirmation for Wholesale Supply Code #16001 and 160010

Term: March 1, 2000 - August 31, 2001*

Executed Confirmation for Wholesale Supply Code #16002

Term: March 14, 2000 to August 29, 2001*

Executed Confirmation for Wholesale Supply Code #210010

Term: March 31, 2000 to November 27, 2001*

Executed Confirmation for Wholesale Supply Code #31000

Term: March 31, 2000 to February 28, 2002*

Executed Confirmation for Wholesale Supply Code #33002

Term: March 24, 2000 to November 7, 2001*

Executed Confirmation for Wholesale Supply Code #34002

Term: September 6, 2000 to September 4, 2001*

Executed Confirmation for Wholesale Supply Code #34003

Term: September 29, 2000 to September 27, 2001*

*See Confirmation for full description of various Term(s).